Third Quarter Fiscal 2019 Earnings May 9, 2019 Exhibit 99.2

This presentation contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as ”expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this presentation. Safe Harbor Statement

Non-GAAP Results •In evaluating our business, we consider and use non-GAAP net income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items we do not believe are indicative of our core operating performance as a supplemental measure of operating performance. •Non-GAAP net income is not a measurement of our financial performance under GAAP and should not be considered as an alternative to GAAP net income. We present non-GAAP net income because we consider it an important supplemental measure of our performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. •Non-GAAP net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share as compared to our operating results reported under GAAP. •Please see our third quarter fiscal 2019 press release for additional discussion of our use of non-GAAP financial measures, and the tables attached to the end of this presentation for a complete reconciliation of GAAP to non-GAAP financial measures used in this presentation.

Q3FY19 Highlights

Financial Highlights

- Seven consecutive quarters of non-GAAP gross margin improvement
- $47M cash flow generated from operations
- Increased cash balance by $41M to $324M at quarter end
- $148M in share repurchase authorization still available

Business Highlights

- Shipping millions of new AS3xx Smart Edge AI AudioSmart SoC's – one quarter ahead of schedule
- Significant new touch, DDIC and TDDI design wins in mobile for LCD and OLED displays for 2019 flagship and mainstream smartphones
- Design win for our digital audio SoC for USB-C headsets with an additional top-three smartphone OEM for their upcoming flagship device
- Continued to win major designs for TDDI and fingerprint for automotive
- New VR DDICs now shipping to HP, ACER and PICO

Synaptics | © 2019 Synaptics Incorporated Confidential 4

Executing to Corporate Transformation Disciplined financial practices Targeting gross margins in the 40’s percentage range Aligning Opex spending with strategic resource allocation Aggressive & focused go-to-market strategies Differentiated “intelligence at the edge” solutions driving a high-value product portfolio for long-term profitable growth Flexible OLED for infinity display growth leveraging our best-in-class touch and DDIC IP Leverage best-in-class digital audio SoCs for rapidly emerging USB-C smartphone headsets market Investments to grow the business, fit for the long term Refocusing and reshaping portfolio towards higher margin differentiated products Targeting investments in key products and focusing on spending alignment Strengthening and streamlining the executive leadership CEO search underway CFO search will resume after CEO is on board

Q3 FY’19 Financial Results See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures Year over Year Q1’19 Actual Q1’18 Actual Delta $ Delta %

Q3 FY’18 and Q3 FY’19 Results vs Q3 FY’19 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Third Quarter Fiscal 2019 Cash & Debt Debt amounts presented above are as of the end of each quarter presented and represent the balances due to third parties and exclude discount & debt issuance cost adjustments as presented on our balance sheet. $ Millions

Third Quarter Fiscal 2019 Balance Sheet Balances are as of the end of each quarter presented Debt, net balance reflects debt net of discount and debt issuance costs Repurchased 1.85 million shares YTD ‘19 for $77 million

Fourth Quarter Fiscal 2019 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Revenue Trend $ Millions Q1’18 is a 14 week period, all other quarters presented are 13 week periods Mid-Point Guidance

Non-GAAP Net Income & EPS Fiscal Quarter Trend Non-GAAP Net Income Non-GAAP EPS See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

GAAP to Non-GAAP Reconciliation Tables

GAAP to Non-GAAP Reconciliation Tables - continued